UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007
Leadis Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California		94086

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 1, 2007, Leadis Technology, Inc., a Delaware corporation (“Leadis”), announced its acquisition of Mondowave Inc., a California corporation (the “Company”). The Company is a privately-held analog semiconductor company specializing in consumer audio applications. Under the terms of the acquisition, Leadis paid $8.0 million in cash in exchange for all the outstanding shares of the Company. In future periods Leadis also may pay Mondowave employees joining Leadis cash bonuses of up to $5.0 million based on continued employment with Leadis, plus undetermined amounts related to earn-out performance goals.
A copy of the release is filed herewith as Exhibit 99.1.
The statement above regarding the timing of the expected closing of the acquisition constitutes a forward-looking statement within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks relating to the anticipated benefits of the acquisition of Mondowave Inc., Leadis’ investment in audio application products, risks associated with acquisitions including the ability to successfully integrate technologies, employees and operations; diversion of management’s attention; and retaining key employees. For other factors that could cause Leadis’ results to vary from expectations, please see the risks detailed from time to time in Leadis’ filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2006 and its annual report on Form 10-K to be filed in March 2007. Leadis undertakes no obligation to revise or update publicly any forward-looking statements.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated March 1, 2007, announcing Leadis Technology’s acquisition of Mondowave Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: March 1, 2007	/s/ Victor K. Lee

Victor K. Lee
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release dated March 1, 2007, announcing Leadis Technology’s acquisition of Mondowave Inc.